Exhibit 4.1

Supplemental Indenture

DATED AS OF SEPTEMBER 30, 2016

to

Indenture

DATED AS OF SEPTEMBER 21, 2016

AMONG

Beazer Homes USA, Inc.,

The Subsidiary Guarantors Named on Schedule I therein,

AND

U.S. Bank National Association,

AS TRUSTEE

8.750% SENIOR NOTES DUE 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 2016 (this “Supplemental Indenture”), by and among Beazer Homes USA, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered to the Trustee an indenture, dated as of September 21, 2016 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 8.750% Senior Notes due 2022 (the “Notes”);

WHEREAS, pursuant to and on the date of the Base Indenture, the Company initially issued $400,000,000 aggregate principal amount of the Notes (the “Existing Notes”);

WHEREAS, Section 2.01(c) of the Base Indenture provides that the Company may, from time to time and in accordance therewith, create and issue Additional Notes (as defined in the Base Indenture), with such Additional Notes to be issued as part of the existing series of Existing Notes under the Indenture, and forming a single class for all purposes under the Indenture, including, without limitation, with respect to status, waivers, amendments, offers to purchase and redemptions; and

WHEREAS, the Company has duly authorized the creation of an issue of $100,000,000 aggregate principal amount of Additional Notes (the “New Notes”).

NOW, THEREFORE, in consideration of the promises and the purchase and acceptance of the New Notes by the holders thereof, the Company, the Subsidiary Guarantors and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Holders of the New Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

(2) Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on September 30, 2016 is $100,000,000.

(3) Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

a.	be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to status, waivers, amendments, offers to purchase and redemptions;

b.	be issued on September 30, 2016 at a purchase price of 104.25% of the principal amount and will accrue interest from September 21, 2016;

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c.	be issuable in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture; and

d.	initially bear, in the case of New Notes sold under Rule 144A of the Securities Act, the CUSIP number of 07556Q BJ3 and ISIN of US07556QBJ3I, and, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U0758T AN7 and ISIN of USU0758TAN73.

(4) Provisions of the Indenture. The provisions of the Base Indenture shall apply to the Additional Notes in the exact same manner as they apply to the Existing Notes.

(5) Agreement to Guarantee. The Subsidiary Guarantors hereby agree to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article IX thereof, and subject to the limitations therein.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(7) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(8) Effect of Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(9) The Trustee. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture.

(10) Ratification of Base Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

(11) Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BEAZER HOMES USA, INC.

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President and Chief Financial Officer

APRIL CORPORATION
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER MORTGAGE CORPORATION

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

ARDEN PARK VENTURES, LLC
BEAZER CLARKSBURG, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER HOMES MICHIGAN, LLC
ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER-INSPIRADA LLC

By:	BEAZER HOMES HOLDINGS CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC,
its General Partner

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC,
its Sole Member

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ William B. Echols
Name: William B. Echols
Title: Vice President

[Signature Page to Supplemental Indenture]